Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax www.AmericanCapital.com

FOR IMMEDIATE RELEASE

August 3, 2010

CONTACT:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL REPORTS $0.09 NET OPERATING INCOME PER DILUTED

SHARE AND $0.84 NET EARNINGS PER DILUTED SHARE

Bethesda, MD – August 3, 2010 – American Capital, Ltd. (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended June 30, 2010 of $29 million, or $0.09 per diluted share. Net earnings (loss) less appreciation and (depreciation) (“Net Realized Loss”) for the quarter was $(291) million, or $(0.87) per diluted share. For the quarter ended June 30, 2010, the Company reported net earnings of $281 million, or $0.84 per diluted share.

Q2 2010 FINANCIAL SUMMARY

•	$29 million NOI
✓	45% increase over Q2 2009
✓	$17 million of debt refinancing costs in Q2 2010 versus $7 million in Q2 2009
•	$572 million net unrealized appreciation of investments
•	$(291) million net realized loss on portfolio investments
•	$281 million net earnings
✓	$828 million increased over Q2 2009
•	$351 million of cash proceeds from realizations
•	$9.15 net asset value (“NAV”) per share
✓	$0.17 per share, or 2% increase over Q1 2010
•	$295 million equity offering in April 2010

“We had another good quarter with respect to the strong growth in our book value and substantial progress towards deleveraging our balance sheet,” said Malon Wilkus, Chairman and Chief Executive Officer. “Our asset coverage ratio is now back over 200% as our book value has grown by $1.2 billion and we have repaid $1.4 billion of debt since the low-point in the second quarter last year. We are now focused on originating high quality investment opportunities while continuing to improve our balance sheet. We have generated a 27% return on equity since the second quarter of 2009 and believe we will continue to generate strong book value growth for our shareholders as we recover from the recession.”

NET OPERATING INCOME

NOI increased to $29 million, or $0.09 per diluted share, for the quarter ended June 30, 2010 compared to $20 million, or $0.09 per diluted share, for the comparable quarter in 2009.

American Capital, Ltd.

August 3, 2010

NET REALIZED LOSS

Net Realized Loss improved to $(291) million, or $(0.87) per diluted share, for the quarter ended June 30, 2010 compared to $(306) million, or $(1.41) per diluted share, for the comparable quarter in 2009.

NET EARNINGS (LOSS)

Net earnings (loss) improved to $281 million, or $0.84 per diluted share, for the quarter ended June 30, 2010 compared to $(547) million, or $(2.52) per diluted share, for the comparable quarter in 2009.

PORTFOLIO VALUATION

For the quarter ended June 30, 2010, net unrealized appreciation of investments totaled $572 million. The primary components of the net unrealized appreciation were:

•

$157 million of appreciation on American Capital’s investment in European Capital Limited, excluding any impact of foreign currency translation on European Capital Limited’s cost basis or cumulative unrealized depreciation, primarily due to appreciation in the NAV of European Capital Limited and a decrease to the implied discount to NAV;

✓	The equity investment in European Capital Limited is valued at $0.4 billion compared to European Capital Limited’s NAV of approximately $0.7 billion.
•	$139 million of net appreciation of American Capital’s private finance portfolio primarily a result of improved portfolio company performance, multiples and investment spreads; and
•	$309 million of reversals of prior unrealized depreciation associated with net realized losses on portfolio investments.

As of June 30, 2010, NAV per share was $9.15, an increase of $0.17 per share from a NAV per share of $8.98 as of March 31, 2010.

“With our asset coverage ratio now above 200%, we no longer have restrictions on our ability to pay dividends,” said John Erickson, Chief Financial Officer. “But, our realized losses have reduced the requirement for a dividend in the near term. We have no remaining undistributed taxable income for our 2009 tax year and we currently project that we will have no 2010 taxable income due to carry over capital losses and additional ordinary loan losses from assets that are already depreciated on our books. We will continue to focus on maximizing the value of our assets to drive strong growth in shareholder value.”

PORTFOLIO LIQUIDITY AND PERFORMANCE

In the second quarter of 2010, $351 million of cash proceeds were received from realizations of portfolio investments and exits, which were 7.7% higher than the prior quarter’s valuations of the investments. There was $52 million in new committed investments during the quarter. The weighted average effective interest rate on the Company’s private finance debt investments as of June 30, 2010 was 10.3%, which was equal to the March 31, 2010 rate and 40 basis points higher than as of December 31, 2009.

As of June 30, 2010, loans with a fair value of $308 million were on non-accrual representing 8.5% of total loans at fair value, compared to $263 million fair value of non-accrual loans representing 7.0% of total loans at fair value as of March 31, 2010.

“The quality of the portfolio continues to improve,” said Gordon O’Brien, President of Specialty Finance and Operations. “Our investment and operations teams have made good progress in improving many of our troubled companies and the pace of new troubles developing in the portfolio has slowed significantly. We are pleased to now be able to turn our focus to making new investments. History has shown that the most attractive investment opportunities are made during the recovery from a recession and we believe that will continue to hold true.”

American Capital, Ltd.

August 3, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of June 30, 2010, December 31, 2009 and June 30, 2009

(in millions, except per share amounts)

	Q2 2010	Q4 2009	Q2 2010 Versus Q4 2009		Q2 2009	Q2 2010 Versus Q2 2009
			$	%		$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $8,439, $9,158 and $10,295, respectively)	$5,694	$5,575	$119	2%	$6,185	$(491)	-8%
Cash and cash equivalents	176	835	(659)	-79%	183	(7)	-4%
Restricted cash and cash equivalents	185	96	89	93%	55	130	236%
Interest receivable	32	38	(6)	-16%	43	(11)	-26%
Derivative agreements at fair value	3	1	2	200%	8	(5)	-63%
Other	131	127	4	3%	154	(23)	-15%

Total assets	$6,221	$6,672	$(451)	-7%	$6,628	$(407)	-6%

Liabilities and Shareholders’ Equity
Debt	$2,924	$4,142	$(1,218)	-29%	$4,321	$(1,397)	-32%
Derivative agreements at fair value	120	102	18	18%	92	28	30%
Accrued dividends payable	—	—	—	—	231	(231)	-100%
Other	64	99	(35)	-35%	94	(30)	-32%

Total liabilities	3,108	4,343	(1,235)	-28%	4,738	(1,630)	-34%

Commitments and contingencies

Shareholders’ equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 351.5, 292.9 and 225.8 issued and 340.1, 280.9 and 215.7 outstanding, respectively	3	3	—	—	2	1	50%
Capital in excess of par value	7,051	6,735	316	5%	6,605	446	7%
Distributions in excess of net realized earnings	(1,077)	(709)	(368)	-52%	(516)	(561)	-109%
Net unrealized depreciation of investments	(2,864)	(3,700)	836	23%	(4,201)	1,337	32%

Total shareholders’ equity	3,113	2,329	784	34%	1,890	1,223	65%

Total liabilities and shareholders’ equity	$6,221	$6,672	$(451)	-7%	$6,628	$(407)	-6%

Net asset value per common share	$9.15	$8.29	$0.86	10%	$8.76	$0.39	4%

American Capital, Ltd.

August 3, 2010

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Six Months Ended June 30, 2010 and 2009

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Three Months Ended June 30, 2010 Versus 2009		Six Months Ended June 30,		Six Months Ended June 30, 2010 Versus 2009
	2010	2009	$	%	2010	2009	$	%
Operating Income
Interest and dividend income	$138	$127	$11	9%	$288	$306	$(18)	-6%
Fee income	13	13	—	—	27	29	(2)	-7%

Total operating income	151	140	11	8%	315	335	(20)	-6%

Operating Expenses
Interest	56	60	(4)	-7%	113	112	1	1%
Salaries, benefits and stock-based compensation	34	47	(13)	-28%	68	100	(32)	-32%
General and administrative	15	17	(2)	-12%	35	40	(5)	-13%
Debt refinancing costs	17	7	10	143%	21	10	11	110%

Total operating expenses	122	131	(9)	-7%	237	262	(25)	-10%

Operating Income Before Income Taxes	29	9	20	222%	78	73	5	7%

Benefit for income taxes	—	11	(11)	-100%	—	11	(11)	-100%

Net Operating Income	29	20	9	45%	78	84	(6)	-7%

Net gain on extinguishment of debt	—	—	—	—	—	12	(12)	-100%

Net realized loss on investments
Portfolio company investments	(291)	(308)	17	6%	(398)	(387)	(11)	-3%
Foreign currency transactions	1	—	1	100%	(2)	(2)	—	—
Derivative and option agreements	(30)	(18)	(12)	-67%	(46)	(68)	22	32%

Total net realized loss on investments	(320)	(326)	6	2%	(446)	(457)	11	2%

Net Realized Loss	(291)	(306)	15	5%	(368)	(361)	(7)	-2%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	695	(311)	1,006	NM	1,052	(836)	1,888	NM
Foreign currency translation	(125)	66	(191)	NM	(212)	(3)	(209)	NM
Derivative and option agreements	2	4	(2)	-50%	(4)	106	(110)	NM

Total net unrealized appreciation (depreciation) of investments	572	(241)	813	NM	836	(733)	1,569	NM

Net Increase (Decrease) in Net Assets Resulting From Operations (“Net Earnings (Loss)”)	$281	$(547)	$828	NM	$468	$(1,094)	$1,562	NM

American Capital, Ltd.

August 3, 2010

	Three Months Ended June 30,		Three Months Ended June 30, 2010 Versus 2009		Six Months Ended June 30,		Six Months Ended June 30, 2010 Versus 2009
	2010	2009	$	%	2010	2009	$	%
Net Operating Income Per Common Share
Basic	$0.09	$0.09	$—	—	$0.25	$0.40	$(0.15)	-38%
Diluted	$0.09	$0.09	$—	—	$0.25	$0.40	$(0.15)	-38%
Net Realized Loss Per Common Share
Basic	$(0.88)	$(1.41)	$0.53	38%	$(1.20)	$(1.70)	$0.50	29%
Diluted	$(0.87)	$(1.41)	$0.54	38%	$(1.18)	$(1.70)	$0.52	31%
Net Earnings (Loss) Per Common Share
Basic	$0.85	$(2.52)	$3.37	NM	$1.52	$(5.16)	$6.68	NM
Diluted	$0.84	$(2.52)	$3.36	NM	$1.50	$(5.16)	$6.66	NM
Weighted Average Shares of Common Stock Outstanding
Basic	330.9	217.0	113.9	52%	307.4	211.9	95.5	45%
Diluted	335.7	217.0	118.7	55%	311.0	211.9	99.1	47%
Dividends Declared Per Common Share	$—	$1.07 (1)	$(1.07)	-100%	$—	$1.07 (1)	$(1.07)	-100%

NM = Not meaningful.

(1)	Dividend paid on August 7, 2009 in the form of $24 million in cash and 67 million shares.

American Capital, Ltd.

August 3, 2010

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended June 30, 2010, December 31, 2009 and June 30, 2009

(in millions, except per share data)

(Unaudited)

	Q2 2010	Q4 2009	Q2 2010 Versus Q4 2009		Q2 2009	Q2 2010 Versus Q2 2009
			$	%		$	%
Assets Under Management
American Capital Assets at Fair Value(1)	$6,221	$6,672	$(451)	-7%	$6,628	$(407)	-6%
Externally Managed Assets at Fair Value(2)	8,961	5,802	3,159	54%	4,070	4,891	120%

Total	$15,182	$12,474	$2,708	22%	$10,698	$4,484	42%

Capital Resources Under Management
American Capital Assets at Fair Value plus Available Capital Resources(1)	$6,221	$6,672	$(451)	-7%	$6,628	$(407)	-6%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	9,179	6,020	3,159	52%	4,294	4,885	114%

Total	$15,400	$12,692	$2,708	21%	$10,922	$4,478	41%

New Investments
Senior Debt	$47	$12	$35	292%	$2	$45	2250%
Subordinated Debt	4	—	4	100%	8	(4)	-50%
Preferred Equity	1	4	(3)	-75%	3	(2)	-67%
Common Equity	—	7	(7)	-100%	26	(26)	-100%

Total	$52	$23	$29	126%	$39	$13	33%

Financing for Private Equity Buyouts	$35	$—	$35	100%	$—	$35	100%
Add-on Financing for Working Capital in Distressed Situations	12	17	(5)	-29%	36	(24)	-67%
Add-on Financing for Acquisitions	—	3	(3)	-100%	—	—	—
Add-on Financing for Growth and Working Capital	—	2	(2)	-100%	2	(2)	-100%
Add-on Financing for Recapitalizations	5	1	4	400%	1	4	400%

Total	$52	$23	$29	126%	$39	$13	33%

Realizations
Principal Prepayments	$272	$88	$184	209%	$35	$237	677%
Loan Syndications and Sales	—	303	(303)	-100%	21	(21)	-100%
Scheduled Principal Amortization	9	12	(3)	-25%	15	(6)	-40%
Payment of Accrued Payment-in-kind Notes and Dividends and Accreted Loan Discounts	25	16	9	56%	1	24	2400%
Sale of Equity Investments	45	57	(12)	-21%	53	(8)	-15%

Total	$351	$476	$(125)	-26%	$125	$226	181%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$10	$3	$7	233%	$35	$(25)	-71%
Gross Realized Loss	(301)	(285)	(16)	-6%	(343)	42	12%

Portfolio Net Realized Loss	(291)	(282)	(9)	-3%	(308)	17	6%
Foreign Currency	1	(1)	2	NM	—	1	100%
Derivative and Option Agreements	(30)	(19)	(11)	-58%	(18)	(12)	-67%

Net Realized Loss	(320)	(302)	(18)	-6%	(326)	6	2%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	213	163	50	31%	187	26	14%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(74)	(141)	67	48%	(476)	402	84%

Net Unrealized Appreciation (Depreciation) of Private Finance Portfolio Investments	139	22	117	532%	(289)	428	NM
Net Unrealized Appreciation (Depreciation) of European Capital Limited Investment	157	102	55	54%	(355)	512	NM
Net Unrealized Appreciation (Depreciation) of European Capital Limited Foreign Currency Translation	94	22	72	327%	(54)	148	NM
Net Unrealized Appreciation (Depreciation) of American Capital Agency Corp.	2	(5)	7	NM	31	(29)	-94%
Net Unrealized Appreciation of American Capital, LLC	10	10	—	—	4	6	150%
Net Unrealized (Depreciation) Appreciation of Structured Products	(16)	(25)	9	36%	37	(53)	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization	309	284	25	9%	315	(6)	-2%

American Capital, Ltd.

August 3, 2010

	Q2 2010	Q4 2009	Q2 2010 Versus Q4 2009		Q2 2009	Q2 2010 Versus Q2 2009
			$	%		$	%
Net Unrealized Appreciation (Depreciation) of Portfolio Investments	695	410	285	70%	(311)	1,006	NM
Foreign Currency Translation - European Capital Limited	(120)	(25)	(95)	-380%	62	(182)	NM
Foreign Currency Translation - Other	(5)	(1)	(4)	-400%	4	(9)	NM
Derivative Agreements and Other	2	6	(4)	-67%	4	(2)	-50%

Net Unrealized Appreciation (Depreciation) of Investments	572	390	182	47%	(241)	813	NM

Net Gains, Losses, Appreciation and Depreciation	$252	$88	$164	186%	$(567)	$819	NM

Other Financial Data
NAV per Share	$9.15	$8.29	$0.86	10%	$8.76	$0.39	4%
Debt at Cost	$2,924	$4,142	$(1,218)	-29%	$4,321	$(1,397)	-32%
Debt at Fair Value	$2,844	$3,929	$(1,085)	-28%	$3,189	$(345)	-11%
Market Capitalization	$1,639	$685	$954	139%	$692	$947	137%
Total Enterprise Value(3)	$4,387	$3,992	$395	10%	$4,830	$(443)	-9%
Asset Coverage Ratio	206%	156%			144%
Debt to Equity Ratio	0.9x	1.8x			2.3x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	10.3%	9.9%	0.4%	4%	9.7%	0.6%	6%
Loans on Non-Accrual at Cost	$686	$811	$(125)	-15%	$996	$(310)	-31%
Loans on Non-Accrual at Fair Value	$308	$290	$18	6%	$310	$(2)	-1%
Non-Accrual Loans at Cost as a Percentage of Total Loans	16.5%	18.1%			18.3%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	8.5%	7.8%			7.2%
Past Due Loans at Cost	$57	$88	$(31)	-35%	$40	$17	43%
Debt to Equity Conversions at Cost	$—	$54	$(54)	-100%	$355	$(355)	-100%
Return on Equity
LTM Net Operating Income Return on Average Equity at Cost	2.1%	2.1%			4.3%
LTM Realized (Loss) Return on Average Equity at Cost	-11.3%	-10.7%			-3.3%
LTM Net Earnings (Loss) Return on Average Equity	27.0%	-37.3%			-90.6%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	2.0%	1.2%			1.3%
Current Quarter Realized Loss Return on Average Equity at Cost Annualized	-19.5%	-18.4%			-19.3%
Current Quarter Earnings (Loss) Return on Average Equity Annualized	39.8%	18.9%			-96.2%

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes American Capital Agency Corp., American Capital Equity I, American Capital Equity II and ACAS CLO-1.
(3)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited)	Pre-2001	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	Pre-2001 - 2010 Aggregate	2005 - 2010 Aggregate
IRR at Fair Value of All Investments(2)	8.0%	18.1%	8.1%	20.3%	13.3%	5.5%	8.3%	-9.5%	0.9%	—	—	5.4%	0.8%
IRR of Exited Investments(5)	8.6%	20.3%	9.1%	23.4%	17.1%	21.7%	9.8%	-9.6%	-74.9%	—	—	11.7%	8.4%
IRR at Fair Value of Equity Investments Only(2)(3)(4)	5.9%	46.9%	11.5%	27.2%	27.5%	-4.0%	13.8%	-16.4%	-1.3%	—	—	3.8%	-2.6%
IRR of Exited Equity Investments Only(3)(4)(5)	8.4%	48.8%	18.3%	32.2%	43.0%	47.2%	18.7%	8.1%	69.0%	—	—	26.4%	27.9%
Original Investments and Commitments	$1,065	$376	$962	$1,436	$2,266	$4,642	$5,181	$7,369	$1,021	$—	$—	$24,318	$18,213
Total Exits and Prepayments of Original Investments and Commitments	$998	$353	$757	$1,083	$1,831	$2,253	$3,297	$3,542	$55	$—	$—	$14,169	$9,147
Total Interest, Dividends and Fees Collected	$404	$147	$327	$404	$618	$991	$936	$939	$213	$—	$—	$4,979	$3,079
Total Net Realized (Loss) Gain on Investments	$(128)	$(4)	$(90)	$142	$26	$280	$(93)	$(651)	$(50)	$—	$—	$(568)	$(514)
Current Cost of Investments	$79	$23	$200	$336	$463	$2,110	$1,539	$2,892	$797	$—	$—	$8,439	$7,338
Current Fair Value of Investments	$23	$2	$142	$399	$351	$1,196	$1,312	$1,639	$630	$—	$—	$5,694	$4,777
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.4%	0.0%	2.5%	7.0%	6.2%	21.0%	23.0%	28.8%	11.1%	—	—	100.0%	83.9%
Net Unrealized Appreciation (Depreciation)	$(56)	$(21)	$(58)	$63	$(112)	$(914)	$(227)	$(1,253)	$(167)	$—	$—	$(2,745)	$(2,561)
Non-Accruing Loans at Cost	$19	$14	$27	$—	$31	$59	$135	$377	$24	$—	$—	$686	$595
Non-Accruing Loans at Fair Value	$21	$2	$18	$—	$8	$49	$72	$114	$24	$—	$—	$308	$259
Equity Interest at Fair Value(3)	$—	$—	$5	$168	$75	$684	$492	$331	$166	$—	$—	$1,921	$1,673
Debt to EBITDA(6)(7)(8)	8.0	NM	7.7	3.8	5.9	5.3	5.4	6.8	6.0	—	—	5.9	6.0
Interest Coverage(6)(8)	1.9	NM	1.0	3.1	2.2	2.8	2.3	2.3	1.6	—	—	2.3	2.3
Debt Service Coverage(6)(8)	1.9	NM	0.8	2.9	1.7	1.8	1.9	1.9	1.4	—	—	1.9	1.8
Average Age of Companies(8)	40 yrs	25 yrs	53 yrs	40 yrs	45 yrs	29 yrs	31 yrs	29 yrs	25 yrs	—	—	32 yrs	29 yrs
Diluted Ownership Percentage(3)	63%	86%	37%	52%	45%	63%	46%	42%	36%	—	—	47%	47%
Average Sales(8)(9)	$44	$7	$49	$197	$98	$104	$127	$236	$100	$—	$—	$156	$162
Average EBITDA(8)(10)	$4	$—	$9	$41	$25	$21	$32	$41	$28	$—	$—	$32	$33
Average EBITDA Margin	9.1%	—	18.4%	20.8%	25.5%	20.2%	25.2%	17.4%	28.0%	—	—	20.5%	20.4%
Total Sales(8)(9)	$73	$291	$169	$1,303	$833	$1,315	$5,287	$8,145	$1,221	$—	$—	$18,637	$15,968
Total EBITDA(8)(10)	$7	$4	$19	$192	$169	$245	$701	$1,567	$244	$—	$—	$3,148	$2,757
% of Senior Loans(8)(11)	77%	21%	56%	61%	40%	32%	39%	62%	26%	—	—	47%	46%
% of Loans with Lien(8)(11)	100%	68%	100%	100%	90%	91%	92%	92%	60%	—	—	90%	88%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment.
(2)	Assumes investments are exited at current fair value.
(3)	Excludes investments in structured products.
(4)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(5)	Includes exited securities of existing portfolio companies.
(6)	These amounts do not include investments in which we own only equity.
(7)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(8)	Excludes investments in structured products, managed funds and American Capital, LLC.
(9)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	As a percentage of our total debt investments.

American Capital, Ltd.

August 3, 2010

American Capital, Ltd.

August 3, 2010

SHAREHOLDER CALL

American Capital invites shareholders, analysts and interested parties to attend the shareholder call on August 4, 2010 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 88487445. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q2 2010 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call. In addition, there will be a phone recording available from 4:00 pm ET August 4, 2010 until 11:59 pm ET August 18, 2010. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The access code for both domestic and international callers is 88487445.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital currently has $15 billion in capital resources under management and eight offices in the U.S., Europe and Asia. American Capital and its affiliates will consider investment opportunities from $5 million to $100 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.